UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2008 Annual Incentive Compensation

On February 26, 2009, upon the recommendation of the Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Terex Corporation (“Terex” or the “Company”) approved the 2008 annual incentive compensation awards (payable in March 2009) under the Terex Corporation 2004 Annual Incentive Compensation Plan for Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer (“CEO”), Phillip C. Widman, Thomas J. Riordan, Steve Filipov and Richard Nichols, each of whom is a named executive officer of Terex. Each such award was based upon satisfaction of previously disclosed performance criteria. Pursuant to the satisfaction of the performance criteria, Mr. DeFeo was entitled to a bonus in the amount of $1,171,620. However, as the Company has been making significant headcount reductions and implementing other cost reductions, Mr. DeFeo believed that he should lead by example and share some of the economic burden and voluntarily declined receipt of his bonus. Notwithstanding that Mr. DeFeo has declined his bonus for 2008, the $1,171,620 bonus he would otherwise be entitled to receive will be considered in the calculation of any benefit due to Mr. DeFeo pursuant to the Company’s defined benefit supplemental executive retirement plan. The 2008 bonus awards approved by the Compensation Committee for the Company’s named executive officers were as follows:

Name	2008 Bonus Award
Ronald M. DeFeo	$0 ($1,171,620 bonus declined by Mr. DeFeo as described above)
Thomas J. Riordan	$664,739
Phillip C. Widman	$336,368
Richard Nichols	$322,035
Steve Filipov	$143,428

2009 Omnibus Incentive Compensation Plan

On February 26, 2009, upon the recommendation of the Compensation Committee, the Board approved and adopted the Terex Corporation 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”), which provides for incentive compensation in the form of (i) options to purchase stock, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) other stock awards, (v) cash awards and (vi) performance awards. The 2009 Plan is designed to provide incentives and rewards for performance that is consistent with the objectives of Terex. The cash awards under the 2009 Plan will be utilized, in conjunction with the performance awards, for incentive compensation in the form of annual bonus awards and long-term performance awards to key executives responsible for the success of the Company. The 2009 Plan will be submitted to stockholders for approval at the Company’s Annual Meeting of Stockholders scheduled for May 2009. Accordingly, the Company’s 2009 Proxy Statement will include a more detailed summary of the 2009 Plan, as well as a copy of the 2009 Plan.

2009 Performance Measures

On February 26, 2009, upon the recommendation of the Compensation Committee, the Board approved the performance measures, and the related percentage of bonus allocable to each such measure, for determining the bonus for the named executive officers, including the CEO, with respect to Terex’s 2009 fiscal year. Eligible participants in the 2009 Plan will be assigned a bonus target for 2009, which will represent a percentage of their annual base salary, based upon their management level. The bonus targets for 2009 for each of the named executive officers require the satisfaction of both quantitative financial performance measures and qualitative performance measures.

The quantitative financial bonus targets for 2009, set forth below, are based on the Company’s budget for 2009 approved by the Board in December 2008. Based on the deterioration in economic conditions since December, the Company no longer believes the budget for 2009, prepared early in the fourth quarter of 2008 and presented to the Board and approved in December 2008, is accurate guidance for the Company’s financial performance in 2009. However, as it has been the Board’s past practice to base quantitative bonus targets on the Company’s budget approved at the regularly scheduled December meeting of the Board of Directors, the Compensation Committee has determined that it will follow its past practice and continue to use such amounts for the 2009 performance targets.

For performance that meets the quantitative and qualitative goals set forth below, the executive would receive 100% of the corresponding bonus target. For performance that fails to meet the goals, the executive would receive less than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement under the target (e.g., 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment and less than 80% achievement would result in no payment). Alternatively, for performance that exceeds the objectives, the executive would receive greater than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement in excess of the target (e.g., 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment and greater than 120% achievement is capped at a payment of 150%).

CEO Quantitative Bonus Targets

Mr. DeFeo’s total bonus target was set at 200% of his base salary. Half of Mr. DeFeo’s bonus target is based upon quantitative performance measures and the other half is based upon qualitative performance measures. The 2009 quantitative financial performance measures focus on three specific areas of financial performance:

•	return on invested capital (“ROIC”), weighted as 30% of the total bonus target;
•	earnings per share, on a fully diluted basis (“EPS”), weighted 10%; and
•	management of working capital, weighted 10%.

For 2009, ROIC will be based upon an after tax return on invested capital measurement determined at the overall Terex level. After tax return on invested capital will be determined by dividing the sum of 2009 four quarters’ Net Operating Profit After Tax (as defined below) by the average of the sum of Total stockholders’ equity plus Debt (as defined below) less Cash and cash equivalents for the last quarter of 2008 and the four quarters of 2009. Net Operating Profit After Tax for each quarter is calculated by multiplying Income from operations by a figure equal to one minus the effective tax rate of the Company (expressed as a decimal). The effective tax rate is equal to the (Provision for) benefit from income taxes divided by Income before income taxes for the respective quarter. Debt is calculated using the amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. The ROIC target for Mr. DeFeo for 2009 is 14.3%.

EPS will be measured against a specified target EPS value. The target EPS for Mr. DeFeo for 2009 is $3.75 per share.

Management of working capital will be measured based on a target of net cash days. Net cash days are determined by using the following mathematical formula: (i) the number of days sales are outstanding (“DSO”), plus the inventory turn rate (measured in days), minus (ii) the number of days payables are outstanding (“DPO”). Mr. DeFeo’s working capital target for 2009 is 73 net cash days. DSO is calculated by dividing Trade receivables by the product of the trailing three months Net sales multiplied by four, which ratio is multiplied by 365 days.  Inventory turn rate is calculated by dividing Inventories by the product of the trailing three months Cost of goods sold multiplied by four, which ratio is multiplied by 365 days.  DPO is calculated by dividing Trade accounts payable by the product of the trailing three months Cost of goods sold multiplied by four, which ratio is multiplied by 365 days.

CEO Qualitative Bonus Targets

Mr. DeFeo has a number of qualitative performance measures that will be considered in determining his bonus under the 2009 Plan. Each of these qualitative measures involves various criteria to determine achievement. These include his performance in the areas of:

•	Operational Improvement (weighted as 10% of the total bonus target);
•	Marketing Improvements (weighted 5%);
•	Financial Controls and Ethics (weighted 7.5%);
•	Strategic Planning and Business Development (weighted 10%);
•	Workforce Development (weighted 7.5%); and
•	Financial Structure (weighted 10%).

Non-CEO Bonus Targets

For 2009, performance measurements under the 2009 Plan for all participants, other than Mr. DeFeo, will focus on (i) ROIC (calculated as described above), (ii) Segment Performance, and (iii) Individual Performance, each as described below.

•

For participants with functional responsibilities who report directly to either Terex’s CEO or Chief Operating Officer (“COO”) and for participants at the Terex corporate office, 60% of the bonus target will be based on ROIC and 40% will be based on Individual Performance.

•

For participants who report directly to the Company’s COO and have direct operating responsibility, 40% of the bonus target will be based on ROIC, 20% will be based on Segment Performance, and 40% will be based on Individual Performance.

•	For all other participants, 20% of the bonus target will be based on ROIC, 40% will be based on Segment Performance, and 40% will be based on Individual Performance.

Segment Performance will be based upon an equal rating of cash flow and operating earnings at the operating segment level, with performance measured against the Company’s budget for 2009 presented to the Board in December 2008. The target cash flow and operating earnings for the Company’s Cranes segment for Mr. Nichols for 2009 is $365.5 million and $339.8 million, respectively, which is based on the Company’s budget for 2009 approved by the Board in December 2008.

Individual Performance can include all or any combination of segment performance, business unit performance, personal goals, as well as other financial and non-financial measurements. The CEO is responsible for determining Individual Performance for each of his direct reports. For other participants, Individual Performance will be determined by the COO or the appropriate manager.

The bonus target percentages for 2009 for each of the Company’s named executive officers (other than Mr. DeFeo) are as follows:

Name	Target Percentage of Base Salary
Thomas J. Riordan	100%
Phillip C. Widman	75%
Steve Filipov	75%
Richard Nichols	75%

Incremental Incentive Targets

In addition to the elements of the 2009 bonus plan described above, there is an additional incremental incentive of 10% of a participant’s target bonus, including Mr. DeFeo’s, if corporate quarterly inventory turn targets are met or exceeded. The targets are stretch goals above what was set forth in the 2009 budget approved by the Board in December 2008. The inventory turn targets for each of the four quarters of 2009 are: 3.5 times, 4.1 times, 4.2 times and 4.7 times, respectively. The Compensation Committee implemented this incremental incentive to emphasize the Company’s short term objective of managing for cash. Inventory turns are calculated by dividing (i) the product of the trailing three months Cost of goods sold multiplied by four, by (ii) Inventories.

2009 Long Term Incentive Awards.

Following a meeting of the Board on February 26, 2009, certain executive officers (the “Executives”) of Terex, including its named executive officers listed above, were granted restricted stock awards and long term performance-based cash awards. The restricted stock grants for Messrs. DeFeo, Riordan and Widman contain both time-based awards and performance-based awards. The restricted stock grants for the other Executives are solely time based. Each time-based award will vest in full on February 26, 2012, to the extent the Executive is still employed with Terex.

The first performance-based restricted stock award and performance-based cash award (each, an “EPS Award”) is contingent upon the Company achieving a targeted EPS in each of 2009, 2010 and 2011 (the “EPS Target”). For each of 2009, 2010 and/or 2011, the proportionate target shares or target cash award, as applicable, will be received if Terex achieves its EPS Target for such year, with the share and cash amount subject to increase or decrease for attainment above or below the EPS Target for such year. The EPS Target for 2009 is $3.75 per share. The EPS Target for 2010 and 2011 will be based upon the budget approved by the Board for each of those years.

The Executive will receive 100% of the EPS Award for a particular year if Terex achieves the EPS Target for such year. For performance that fails to meet the EPS Target, less than 100% of the EPS Award would be received, with the actual payment amount corresponding directly with the level of achievement under the target (e.g., 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment and less than 80% achievement would result in no payment). Alternatively, for performance that exceeds the EPS Target, greater than 100% of the EPS Award would be received, with the actual payment amount corresponding directly with the level of achievement in excess of the target (e.g., 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment and greater than 120% achievement is capped at a payment of 150%).

The second performance-based restricted stock award and performance-based cash award (each, a “TSR Award”) is contingent upon the Company achieving a percentile rank of 60th (the “TSR Target”) against a peer group of companies for three year annualized Total Shareholder Return (“TSR”) for the period January 1, 2009 through December 31, 2011. TSR combines share price appreciation and dividends paid to show the total return to the shareholder. TSR is calculated by adding the change in a company’s stock price during a specified time period to any dividends paid by such company during the time period and dividing that sum by the stock price of such company at the beginning of the period.

The Executive will receive 100% of the TSR Award if Terex achieves the TSR Target. For each percentile increase or decrease in attainment above or below the TSR Target, the amount of shares or cash, as applicable, to be received will increase or decrease by 2.5%. For attainment at or above the 80th percentile, the amount of shares or cash, as applicable, to be received will be capped at 150% of the TSR Award. If attainment is at the 40th percentile, the amount of shares or cash, as applicable, to be received will be 50% of the TSR Award. For performance below the 40th percentile, no cash or shares will be received.

The EPS Awards and TSR Awards will vest in full on the later of (a) February 26, 2012, or (b) after the Terex 2011 financial statements are completed and filed with the SEC, provided that the performance criteria are satisfied and further provided that the Executive remains actively employed with Terex at such time.

The named executive officers of Terex listed below were granted shares of restricted stock on February 26, 2009, except for Mr. Filipov, whose grant was made on March 2, 2009, as follows:

Name	Time-Based Award	EPS Performance-Based Stock Award	TSR Performance-Based Stock Award
Ronald M. DeFeo	60,300	59,700	59,700
Thomas J. Riordan	22,600	22,400	22,400
Phillip C. Widman	22,600	22,400	22,400
Richard Nichols	34,700	-0-	-0-
Steve Filipov	31,200	-0-	-0-

The named executive officers of Terex listed below were granted performance-based cash awards on February 26, 2009, except for Mr. Filipov, whose grant was made on March 2, 2009, as follows:

Name	EPS Performance-Based Cash Award	TSR Performance-Based Cash Award
Ronald M. DeFeo	$1,492,500	$1,492,500
Thomas J. Riordan	$559,700	$559,700
Phillip C. Widman	$559,700	$559,700
Richard Nichols	$343,300	$343,300
Steve Filipov	$309,000	$309,000

In addition, on February 26, 2009, Mr. DeFeo was also granted a long-term cash award with a minimum value of $900,000. The award is subject to increase based upon increases in the Company’s stock price above $10.69, the average closing stock price between January 29, 2009 and February 26, 2009. Each $1 increase in share price above $10.69 would result in an additional $84,190 paid to Mr. DeFeo, which additional amounts will be pro-rated for share price increases of less than $1. For example, if the Company’s stock price increases to $25 or $50 on February 26, 2012, then Mr. DeFeo would be entitled to receive $2,104,759 or $4,209,509 million, respectively. In no event will Mr. DeFeo be entitled to receive less than $900,000. There is no cap on the amount of the award. The award will vest in full on February 26, 2012, provided Mr. DeFeo has not voluntarily terminated his employment with the Company or been terminated by the Company for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel